EXHIBIT 10.29

         THIS SUPPLEMENTAL AGREEMENT made this 4th day of November, 1999, by and between EUROGAS, INC., a Utah corporation ("Eurogas"), and ARKELUND DRIVE LLC.

                          R E C I T A L S

         A. In connection with the execution of that certain Securities Purchase Agreement and related agreements (collectively the "Agreements"), and the issuance of the 1999 Series C. Convertible Preferred Stock of EuroGas, EuroGas has, pursuant to that certain Escrow Agreement, delivered 8,500,000 shares of Big Horn Resources, Ltd. ("Big Horn"), a Canadian corporation, to the Escrow Agent.

         B. Pursuant to the terms of this Supplemental Agreement, the parties have agreed that Arkelund Drive LLC is entitled to exchange the 1999 Series C. Convertible Preferred Stock for shares of Big Horn on the following terms and conditions.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Capitalized terms used in this Agreement and not defined elsewhere in the securities Purchase Agreement shall have the following meanings:
               (a)  The "Exchange Rate":

         If the Exchange Date is x days
           after the Closing Date                 The Exchange Rate is
         -------------------------------          --------------------
            between 46 and 75 days                        80.0%
            more than 75 days                             77.5%


              (b)  "Big Horn Common Stock" means the 8,500,000 shares of common stock of Big Horn held of record by EuroGas on the Closing Date.
              (c)   "Market Price" means (i) with respect to Big Horn
                     Common Stock, the average closing bid price of a share of the Big Horn Common Stock as reported by Bloomberg, L.P. for the five (5) trading days preceding the respective Exchange Date.

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         2.   EuroGas warrants and represents that it owns the Big Horn
    Common Stock free and clear of all liens and encumbrances, and that the Big Horn Common Stock to be transferred to Arkelund Drive LLC pursuant to this Supplemental Agreement are to be transferred free of any stop transfer orders or restrictive legends, and shall be delivered with stock powers duly endorsed.

         3. Commencing forty-five (45) days after the issuance of 1999 Series C 6% Convertible Preferred Stock but prior to the Effective Date, the holder is entitled, at its option to exchange each share of 1999 Series C 6% Convertible Preferred Stock for shares of Big Horn Comon Stock at a rate equal to the product of the Exchange Rate and the Market Price of the Big Horn Common Stock. The minimum number of shares of 1999 Series C 6% Convertible Preferred Stock the holder may exchange under this Section is the number of shares of 1999 Series C 6% Convertible Preferred Stock having a Liquidation Preference of at least US $10,000 (unless if at the time of such election to exchange the aggregate Liquidation Preference of all shares of shares of 1999 Series C 6% Convertible Preferred Stock registered to the holder is less than US $10,000, then the whole amount thereof).

         4. Any accrued but unpaid dividends, whether or not declared, as of the Exchange Date on any share of 1999 Series C 6% Convertible Preferred Stock exchanged shall be paid at the time of exchange in (i) cash or in,
    (ii) shares of Big Horn Common Stock.

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         5.   Any exchange shall be effected by sending to EuroGas, or its attorney, the certificate representing the shares of 1999 Series C 6% Convertible Preferred Stock to be exchanged and a facsimile or original of a signed notice of exchange which evidences the holder's intention to exchange the shares or a specified portion thereof ("Notice of Exchange"), accompanied by a proper assignment if the shares of Common Stock (or Big Horn Common Stock) are to be issued in a different name. No fractional shares or scrip representing fractions of shares will be issued on conversion (or exchange), but the number of shares issuable shall be rounded down or up, as the case may be, to the nearest whole share.
    Such Notice of Exchange shall be deemed effective on the Exchange Date. Facsimile delivery of the Notice of Exchange shall be accepted by the Corporation at facsimile number (801) 255-2005; ATTN: Chief Financial Officer, or at any other facsimile number that the Corporation may provide to the holder(s) of the 1999 Series C 6% Convertible Preferred Stock subsequent to the date of this Agreement, with a copy to Krieger &
    Prager, Esqs., 319 Fifth Avenue, New York, New York 10016.

         6. In the event any of the terms of this Agreement and the Escrow Agreement conflict, the terms of the Escrow Agreement shall prevail.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                          EUROGAS, INC.


                                          By:
                                          ________________________________
                                          Its
                                          ________________________________


                                          ARKELUND DRIVE LLC


                                          By:
                                          ________________________________
                                          Its
                                          ________________________________


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